UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 18, 2024

PARK AEROSPACE CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1400 Old Country Road, Westbury,	New York	11590
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code         (631) 465-3600

PARK AEROSPACE CORP.
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.10 per share	PKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) and (b). At the Annual Meeting of Shareholders of the Company on July 18, 2024:

The persons elected as directors of the Company and the voting for such persons were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Dale Blanchfield	16,867,587	975,709	4,225	1,118,452
Shane Connor	16,729,407	120,783	997,331	1,118,452
Emily J. Groehl	17,345,593	499,400	2,528	1,118,452
Yvonne Julian	17,390,835	454,401	2,285	1,118,452
Brian E. Shore	17,242,293	602,133	3,095	1,118,452
Carl W. Smith	17,293,472	549,840	4,209	1,118,452
D. Bradley Thress	17,623,112	221,393	3,016	1,118,452
Steven T. Warshaw	16,630,559	1,213,752	3,210	1,118,452

The proposal to approve an advisory (non-binding) resolution relating to the compensation of the named executive officers was approved by the Shareholders. There were 17,252,938 votes for such approval, 585,945 votes against, 8,638 abstentions and 1,118,452 broker non-votes.

The proposal to amendment to the Company’s 2018 Stock Option Plan to increase the aggregate number of shares of Common Stock of the Company authorized for issuance under such Plan by 750,000 shares received 16,971,324 for votes for such approval, 871,901 votes against, 4,296 abstentions and 1,118,452 broker non-votes.

The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 2, 2025 was ratified by the Shareholders. There were 18,935,823 votes for such ratification, 21,618 votes against, 8,532 abstentions and zero broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK AEROSPACE CORP.

Date: July 22, 2024	By:	/s/ P. Matthew Farabaugh
	Name:	P. Matthew Farabaugh
	Title:	Senior Vice President and Chief Financial Officer